UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 4, 2011

GLOBAL PHARM HOLDINGS GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-152286	20-8767223
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

25/F New World Center, No. 6009 Yitian Road, Futian District, Shenzhen,
People’s Republic of China
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  86-755-83230226

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On July 4, 2011, Global Pharm Holdings Group, Inc. (the “Company”) filed a Form 8-K under Item 2.01 to report the entry into a Merger and Acquisition Agreement (the “Acquisition Agreement”) and a supplemental agreement to the Acquisition Agreement (the “Supplemental Agreement”) by and among its subsidiary, Shandong Global Pharm Co., Ltd. (“Shandong Global”), Han Lingzhi and Gu Quanhui (collectively, the “Sellers”) and Bozhou Xinghe Pharmaceutical Co., Ltd. (“Bozhou Xinghe”), pursuant to which the Sellers agreed to sell their respective 62% and 38% equity interests in Bozhou Xinghe to the Company. On July 5, 2011, the Company completed the acquisition (the “Acquisition”) contemplated by the Acquisition Agreement, dated as of July 4, 2011 and by the Supplemental Agreement, dated as of July 5, 2011. Shandong Global Pharm acquired the 62% and 38% equity interests held by the Sellers in Bozhou Xinghe, respectively. Following completion of the Acquisition, Bozhou Xinghe became an indirect wholly owned subsidiary of the Company.

This Form 8-K/A is being filed to provide the financial statements of Bozhou Xinghe and the unaudited pro forma financial information for Bozhou Xinghe after giving effect to the consummation of the Acquisition.

Item 9.01   Financial Statements and Exhibits

[Remainder of page intentionally left blank; signature page follows]

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2011	Global Pharm Holdings Group, Inc.

By:	/s/ An Fu
An Fu
Chief Financial Officer

BOZHOU XINGHE PHARMACEUTICAL CO., LTD

FINANCIAL STATEMENTS
AND
INDEPENDENT AUDITORS' REPORT

DECEMBER 31, 2010

CONTENTS

Report of Independent Registered Public Accounting Firm

Financial Statements

Balance Sheet	F-3

Statement of Operations and Comprehensive Income	F-4

Statement of Cash Flows	F-5

Statement of Shareholders’ Equity	F-6

Notes to Financial Statements	F-7 - F-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Bozhou Xinghe Pharmaceutical Co., Ltd

We have audited the accompanying balance sheet of Bozhou Xinghe Pharmaceutical Co., Ltd.(the “Company”) as of December 31, 2010, and the related statements of operations and comprehensive income, shareholders’ equity, and cash flows for the year then ended. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion. In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bozhou Xinghe Pharmaceutical Co., Ltd as of December 31, 2010, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/S/ ACQUAVELLA, CHIARELLI, SHUSTER, BERKOWER & CO., LLP

Iselin, New Jersey
October 24, 2011

BOZHOU XINGHE PHARMACEUTICAL CO., LTD
BALANCE SHEET

December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$204,309
Accounts receivable	702,150
Due from related party	770,519
Inventories	6,785
Other current assets	108,759
Total current assets	1,792,522
Property, plant and equipment, net	8,107,684
Land use right, net	665,053
Total assets	$10,565,259

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term loans	$3,185,781
Accounts payable and accrued expenses	1,480,783
Other taxes payable	22,220
Total current liabilities	4,688,784
Long-term liabilities:
Long-term loans	3,034,077
Total liabilities	7,722,861
Shareholders' equity:
Paid-in capital	2,901,871
Accumulated deficit	(158,088)
Accumulated other comprehensive income	98,615
Total shareholders' equity	2,842,398
Total liabilities and shareholders' equity	$10,565,259

See accompanying notes to financial statements.

BOZHOU XINGHE PHARMACEUTICAL CO., LTD

STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEAR ENDED DECEMBER 31,

2010
Revenues, net	$808,984
Cost of goods sold	825,194
Loss	(16,210)
Expenses:
Operating expenses	4,741
General and administrative	88,459
Loss from operations	(109,410)
Interest expense	122,493
Government subsidy	(73,860)
Miscellaneous expense	45
Net loss	(158,088)
Other comprehensive income
Foreign currency translation adjustment	98,615
Total comprehensive loss	$(59,473)

See accompanying notes to financial statements.

BOZHOU XINGHE PHARMACEUTICAL CO., LTD

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31,

2010
Cash flows from operating activities
Net loss	$(158,088)
Depreciation and amortization	138,214
Changes in operating assets and liabilities:
Accounts receivable	(683,704)
Inventories	(6,607)
Other current assets	(105,901)
Accounts payable and other accrued liabilities	1,441,881
Other taxes payable	21,636
Due to related party	(750,276)
Net cash used in operating activities	(102,845)

Cash flows from investing activities
Purchase of property, plant and equipment	(7,084,130)
Net cash used in investing activities	(7,084,130)

Cash flows from financing activities:
Loan borrowing	6,056,452

Net cash provided by financing activities	6,056,452

Net decrease in cash and cash equivalents	(1,130,523)
Effect of exchange rate changes on cash and cash equivalents	16,576
Cash and cash equivalents – beginning of the year	1,318,256
Cash and cash equivalents - end of the year	$204,309

Supplemental disclosure of cash flow information:
Cash paid for interest	$181,580

See accompanying notes to financial statements.

BOZHOU XINGHE PHARMACEUTICAL CO., LTD
STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2010

			Accumulated
			other	Total
	Paid-in	Accumulated	comprehensive	shareholders'
	capital	deficit	income	equity

Balance, January 1, 2010	$2,901,871	$-	$-	$2,901,871
Net loss	-	(158,088)		(158,088)
Foreign currency translation adjustments	-	-	98,615	98,615
Balance, December 31, 2010	$2,901,871	$(158,088)	$98,615	$2,842,398

See accompanying notes to financial statements.

BOZHOU XINGHE PHARMACEUTICAL CO., LTD
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

Note 1 – Organization

Bozhou Xinghe Pharmaceutical Co., Ltd. ("Bozhou Xinghe" or the “Company”) was incorporated on April 16, 2009, under the law of People’s Republic of China (the “PRC”), and located in Bozhou City, Anhui Province. Bozhou Xinghe is a Good Manufacturing Practice (“GMP”) certified, Traditional Chinese Medicine (“TCM”) herbal pieces processing manufacturer and mainly conducts TCM herbal pieces processing business.  Bozhou Xinghe commenced operations on October 1, 2010.

Note 2 –Summary of Significant Accounting Policies

Basis of Presentation

The financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP").  In the opinion of management, the accompanying balance sheets, and statements of income and comprehensive income, shareholders’ equity and cash flows include all adjustments, consisting only of normal recurring items.

Translation Adjustment

As of December 31, 2010, the accounts of the Company were maintained in Chinese Yuan Renminbi (“CNY”).  Such financial statements were translated into United States Dollars (“USD”) in accordance with the Foreign Currency Matters Topic of the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 830 (“ASC 830”), with the CNY as the functional currency.  According to ASC 830, all assets and liabilities are translated at the current exchange rate, shareholders’ equity is translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with the Comprehensive Income Topic of the FASB ASC (“ASC 220”), as a component of shareholders’ equity.  Transaction gains and losses are reflected in the income statement.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive Income

The Company follows ASC 220. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.

Risks and Uncertainties

The Company’s operations are carried out in the PRC.  Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC’s economy.  The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

There were no items of this nature during 2010.

Cash and Cash Equivalents

Cash and cash equivalents comprise cash in banks and on hand, demand deposits with banks and other financial institutions, and short-term, highly liquid investments which are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value, having been within three months of maturity at acquisition.

Accounts Receivable

The Company records accounts receivable, net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a quarterly basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customer's historical payment history, its current credit-worthiness and current economic trends. The amount of the provision, if any, is recognized in the statement of operations within "General and administrative expenses." Accounts are written off after exhaustive efforts at collection. There are no allowances for doubtful accounts as of December 31, 2010.

Inventories

Inventories are stated at the lower of cost (determined on a weighted-average basis) or market value. Work-in-progress is composed of direct materials, direct labor, manufacturing overhead and an attributable portion of land lease cost that has been capitalized as a component of inventory. The capitalized land lease cost will be recorded in cost of goods sold at such time as the goods are sold. An allowance is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected market value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the market value. These reserves are recorded based on estimates and reflected in cost of sales.

Long-Lived Assets

The Company adopted the Property, Plant and Equipment Topic of the FASB ASC (“ASC 360”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with ASC 360, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, management of the Company believes that, as of December 31, 2010, there were no impairments of its long-lived assets.

Lease Obligations

All non-cancellable leases with an initial term greater than one year are categorized as either capital leases or operating leases.  Assets recorded under capital leases are amortized according to the methods employed for property and equipment or over the term of the related lease, if shorter.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin 104. Sales revenue is recognized when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable and (iv) the ability to collect is reasonably assured. These criteria are generally satisfied at the time of shipment when risk of loss and title passes to the customer. Revenues are recorded net of value-added taxes.

Income Taxes

The Company is subject to the Income Tax Law of the PRC.  Income taxes are accounted for under FASB ASC-740 Income Taxes (“ASC 740”).  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and tax loss carry-forwards.  Any deferred tax assets and liabilities would be measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The statutory rate under the laws of the PRC is 25%.  The Company’s herbal pieces processing and extraction business is subjected to zero income taxes.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash and accounts receivable arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited. As of December 31, 2010, there was no allowance for uncollectible accounts as previously discussed.

Recent Accounting Pronouncements

In January 2010, FASB issued ASU No. 2010-01, Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in earnings per share prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and are to be applied on a retrospective basis. The Company’s adoption of this ASU did not have a material impact on its statements.

In January 2010, FASB issued ASU No. 2010-02, Accounting and Reporting for Decreases in Ownership of a Subsidiary - a Scope Clarification. The amendments in this Update affect accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity. The amendments also affect accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity. The amendments in this update are effective beginning in the period that an entity adopts accounting standards regarding non-controlling interests. If an entity has previously adopted the non-controlling interests accounting standards as of the date the amendments in this update are included in the ASU, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009. The amendments in this update should be applied retrospectively to the first period that an entity adopted non-controlling interests accounting standards. The adoption of this ASU did not have a material impact on its statements.

In January 2010, FASB issued ASU No. 2010-06, Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers. 2) Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances and settlements (that is, on a gross basis rather than as one net number).  The update provides amendments to Subtopic 820-10 that clarify existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements in the roll-forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. As ASU 2010-06 only requires enhanced disclosures, the Company does not expect that the adoption of this update will have a material effect on its financial statements.

In April 2010, FASB issued ASU 2010-13, Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades. It addresses the classification of a share-based payment award with an exercise price denominated in the currency of a market in which the underlying equity security trades. FASB ASC Topic 718, Compensation—Stock Compensation, was amended to clarify that a share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trade shall not be considered to contain a market, performance or service condition. Therefore, such an award is not to be classified as a liability if it otherwise qualifies for equity classification. The amendments will be effective for fiscal years, and interim reporting periods within those fiscal years, beginning on or after December 15, 2010, with early application permitted. The Company does not expect the adoption of ASU 2010-13 to have a significant impact on its financial statements.

In December 2010, FASB issued ASU 2010-28 that amends “Intangibles- Goodwill and Other” (Topic 350). The ASU modifies Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting entities, they are required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. An entity should consider whether there are any adverse qualitative factors indicating that impairment may exist. The qualitative factors are consistent with the existing guidance in Topic 350, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances changes that would more likely than not reduce the fair value of a reporting unit below its carrying amount. ASU 2010- 28 is effective for fiscal years, and interim periods within those years beginning after December 15, 2010. Early adoption is not permitted. The Company is currently evaluating the impact of this ASU; however, the Company does not expect that the adoption of this ASU will have a material impact on its financial statements.

In December 2010, FASB issued ASU 2010-29 that addresses diversity in practice about the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations (Topic 805). This ASU specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. This ASU also expands the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, non-recurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. ASU 2010-29 is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. The Company is currently evaluating the impact of this ASU and does not expect the adoption of this ASU will have a significant impact on its future business combinations.

Note 3 - Inventory

As of December 31, 2010, the inventories consist of the following:

December 31, 2010
Raw materials (1)	$1,513
Work-in-progress (2)	3,475
Finished goods (3)	1,797
Total	$6,785

There is no allowance at December 31, 2010.

(1)	Raw materials include the herbal material that will be processed.
(2)	Work-in-progress includes the packing materials.
(3)	Finished goods only consist of processed herbal pieces.

Note 4 – Property, Plant and Equipment

As of December 31, 2010, Property, Plant and Equipment consist of the following:

December 31, 2010
Property, plant and equipment:
Buildings and improvements	$5,926,382
Machinery and equipment	2,233,162
Vehicles	65,962
Less: Accumulated depreciation	(117,822)
Property, plant and equipment, net	$8,107,684

The depreciation expenses of the property, plant and equipment totaled $114,727 for the year ended December 31, 2010.

Note 5 -Land Use Right

Land use right represents the cost of right to use land in the PRC. Land use right is carried at cost and charged to expense on a straight-line basis over a period of the right of 50 years from April 23, 2009 to April 22, 2059.

December 31, 2010
Land use right	$689,174
Less: Accumulated amortization	(24,121)
Land use right, net	$665,053

The amortization expense of the land use right totaled $23,487 for the year ended December 31, 2010.

Note 6 - Government Subsidy

In 2010, Bozhou Xinghe was granted a subsidy of Renminbi or RMB 900,000 (approximately US$132,947) by the Development and Reform Commission and Ministry of Finance of Anhui Province, among which RMB 500, 000 (approximately US$73,860) was the specific grant for the purpose of maintaining Good Agriculture Practice (“GAP”) Chinese Herb Plantation Base, and was recognized as other income. The remaining RMB 400, 000 (approximately US$59,087) was the reimbursement of the interest of bank loans for the purpose of TCM extraction and production, and was offset against the interest expense in the amount of US$181,580.

Note 7 - Loans

Short-Term Loans

During 2010, certain financial institutions in the PRC granted short-term bank loans totaling $3,185,781 to the Company primarily for general working capital purposes.  As of December 31, 2010, outstanding short-term bank loans were $3,185,781 as listed below:

Date obtained	Term	Interest	Loan amount	Payment	Bank	December 31, 2010
8-30-10	August 30, 2010-August 29, 2011	6.96%	1,061,927 (RMB 7,000,000)	Interest payable monthly, principle due at maturity	Huishang Bank, Bozhou Branch	$1,061,927
07-23-10	July 23, 2010-May 17, 2011	5.31%	910,223 (RMB 6,000,000)	Interest payable monthly, principle due at maturity	Agricultural Development Bank of China, Bozhou Branch	$910,223
5-26-10	May 26, 2010-May 25, 2011	5.31%	1,213,631 (RMB 8,000,000)	Interest payable monthly, principle due at maturity	Agricultural Development Bank of China, Bozhou Branch	$1,213,631
				Total		$3,185,781

Long-Term Loans

During 2010, certain financial institutions in the PRC granted long-term bank loans totaling $3,034,077 to the Company primarily for general working capital purposes.  As of December 31, 2010, outstanding long-term bank loans were $3,034,077 as listed below:

Date obtained	Term	Interest	Loan amount	Payment	Bank	December 31, 2010
5-26-10	May 26, 2010-August 13, 2012	5.40%	1,517,039 (RMB10,000,000)	Interest payable monthly, 40% of principle due at 2011.8.12 and 60% of principle due at 2012.8.13	Agricultural Development Bank of China, Bozhou Branch	$1,517,039
05-26-10	May 26, 2010-July 30, 2014	5.76%	1,517,039 (RMB10,000,000)	Interest payable monthly, 60% of principle due at 2013.7.30 and 40% of principle due at 2014.7.30	Agricultural Development Bank of China, Bozhou Branch	$1,517,039
				Total		$3,034,077

The total interest expenses were $181,580 for the year ended December 31, 2010.

Note 8- Other Taxes Payable

As of December 31, 2010, other taxes payable consists of the following:

December 31, 2010
Value-added tax payable	$20,696
City construction tax payable	1,524
Total other taxes payable	$22,220

Note 9- Income Taxes

People’s Republic of China

The Company’s herbal pieces processing and extraction business is exempted from the PRC Enterprise Income Tax. The Company files stand-alone tax returns. The provision for income taxes for the year ended December 2010 was nil.

Note 10-Related Party Transaction

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions.  Parties are also considered to be related if they are subject to common control or common significant influence.

The following table sets forth the amounts due with related parties as of December 31, 2010.

Due from related party

Related Party	Relationship	December 31, 2010
Han Lingzhi	Officer	$770,519

The amounts due from related party are non-interest bearing, unsecured and no fixed repayment term.

Note 11- Concentrations

Two vendors accounted for in the aggregate approximately 35% of the Company’s total purchases for the year ended December 31, 2010. Four vendors accounted for in the aggregate approximately 91% of the accounts payable at December 31, 2010.

Two customers accounted for in the aggregate approximately 39% of the Company’s total sales for the year ended December 31, 2010. Three customers accounted for in the aggregate approximately 46% of accounts receivable at December 31, 2010.

Note 12- Subsequent Event -

The Company has evaluated all events or transactions that occurred from January 1, 2011 to the issuance of these statements on October 24, 2011.  The Company has recognized the material subsequent events during this period as below:

On July 4, 2011, the Company and its shareholders entered into a merger and acquisition agreement (the “Merger and Acquisition Agreement”) with Shandong Global Pharm Co., Ltd. (“Shandong Global”), a wholly owned subsidiary of Global Pharm Holdings Group, Inc. (“Global Pharm”). Pursuant to the Merger and Acquisition Agreement, the former shareholders of Bozhou Xinghe agreed to sell their equity interests in the Company to Shandong Global for consideration of RMB 20 million (approximately $3.1 million) in cash, to be paid in full within 15 days after the transfer of Bozhou Xinghe’s business license to Shandong Global. On July 5, 2011, Shandong Global entered into a supplemental agreement to the Merger and Acquisition Agreement (the “Supplemental Agreement”) with the former shareholders and Bozhou Xinghe with an effective date of July 1, 2011. On July 5, 2011, Global Pharm obtained the new business license of Bozhou Xinghe and completed the acquisition. After the completion of the acquisition, Bozhou Xinghe became an indirect wholly owned subsidiary of Global Pharm. Pursuant to the Supplemental Agreement, on July 1, 2011, Shandong Global obtained the management right and operating right of Bozhou Xinghe. Under the Supplemental Agreement, Shandong Global will only acquire the fixed assets, intangible assets (including land use right and GMP certificate, etc.), bank borrowings and registered capital of Bozhou Xinghe as of July 1, 2011, while the former shareholders of Bozhou Xinghe will be entitled to its bank deposits, accounts receivable, prepayments and other current assets, accounts payable, tax payable and other current liabilities, and intangible assets including customer relationships and sales network. Further, pursuant to the Supplemental Agreement, Shandong Global will pay to the former shareholders an additional amount of RMB 10 million (approximately $1.5 million) within nine months from July 1, 2011, as further compensation for the acquisition of Bozhou Xinghe.

On August 8, 2011 and September 6, 2011, Global Pharm paid RMB 10 million (approximately $1.5 million) and RMB 10 million (approximately $1.5 million), respectively, to the former shareholders of Bozhou Xinghe. Global Pharm will pay the remaining balance of RMB 10 million (approximately $1.5 million) to the former shareholders prior to April 1, 2012.

As of September 30, 2011, loans amounting to $3,792,596 (RMB 25,000,000) inclusive of all short-term loans have been paid off by the Company. The individual payments are as listed below:

●	On May 11, 2011 and May 12, 2011, paid $303,408 (RMB 2,000,000) and $606,815 (RMB 4,000,000), respectively, totaling the full amount of the short-term loan obtained on July 23, 2010;

●	On May 23, 2011, paid full amount of $1,213,631 (RMB 8,000,000) of the short-term loan obtained on May 26, 2010;
●	On May 30, 2011, paid partial amount of the full loan amount of $1,517,039 (RMB 10,000,000), in the amount of $606,815 (RMB 4,000,000);
●	On August 31, 2011, paid full amount of $1,061,927 (RMB 7,000,000) of the short-term loan obtained on August 30, 2010.

As a result of the acquisition, Shandong Global has determined the building acquired from the Company has a carrying value greater than its fair value. Therefore, Shandong Global has recorded the building on its books at fair value.  The Company, however, did not identify any impairment at December 31, 2010 and has not adjusted the value of the building.

BOZHOU XINGHE PHARMACEUTICAL CO., LTD.
FINANCIAL STATEMENTS

JUNE 30, 2011

CONTENTS
Financial Statements

Balance Sheets	F-16

Statement of Operations and Comprehensive Income	F-17

Statement of Cash Flows	F-18

Statement of Shareholders’ Equity	F-19

Notes to Financial Statements	F-20 - F-27

BOZHOU XINGHE PHARMACEUTICAL CO., LTD

BALANCE SHEETS

	June 30, 2011 (Unaudited)	December 31, 2010 (Audited)
ASSETS
Current assets:
Cash and cash equivalents	$32,423	$204,309
Accounts receivable	1,204,785	702,150
Inventories	549,355	6,785
Due from related party	-	770,519
Other current assets	2,271,705	108,759
Total current assets	4,058,268	1,792,522
Property, plant and equipment, net	7,978,694	8,107,684
Land use right, net	671,224	665,053
Total assets	$12,708,186	$10,565,259

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term loans	4,641,448	3,185,781
Accounts payable and accrued expenses	1,211,686	1,480,783
Other taxes payable	45,467	22,220
Due to related party	40,762	-
Total current liabilities	5,939,363	4,688,784
Long-term liabilities:
Long-term loans	2,475,439	3,034,077
Total liabilities	8,414,802	7,722,861

Shareholders' equity:
Paid-in capital	2,901,871	2,901,871
Retained earnings	1,220,188	(158,088)
Accumulated other comprehensive income	171,325	98,615
Total shareholders' equity	4,293,384	2,842,398
Total liabilities and shareholders' equity	$12,708,186	$10,565,259

See accompanying notes to unaudited financial statements.

BOZHOU XINGHE PHARMACEUTICAL CO., LTD

STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)

Six months ended
June 30, 2011
Revenues, net	$7,167,487
Cost of goods sold	5,461,354
Gross profit	1,706,133
Expenses:
Operating expenses	19,676
General and administrative	133,720
Income from operations	1,552,737
Interest expense	198,214
Government subsidy	(35,169)
Miscellaneous expense	11,416
Income before and after taxes	1,378,276
Other comprehensive income
Foreign currency translation adjustment	72,710
Total comprehensive income	$1,450,986

See accompanying notes to unaudited financial statements.

BOZHOU XINGHE PHARMACEUTICAL CO., LTD
STATEMENT OF CASH FLOWS
(unaudited)

Six Months Ended
June 30, 2011
Cash flows from operating activities
Net Income	$1,378,276
Depreciation and amortization	293,474
Changes in operating assets and liabilities:
Accounts receivable	(482,990)
Inventories	(536,097)
Other current assets	(2,135,541)
Accounts payable and other accrued liabilities	(295,003)
Income and other taxes payable	22,541
Due from related party	776,631
Net cash used in operating activities	(978,709)

Cash flows from investing activities:
Due to related party	40,286
Net cash provided by investing activities	40,286

Cash flows from financing activities:
Loan borrowings	1,376,166
Long-term loan repayments	(611,629)
Net cash provided by financing activities	764,537

Net decrease in cash and cash equivalents	(173,886)
Effect of exchange rate changes on cash and cash equivalents	2,000
Cash and cash equivalents - beginning of period	204,309
Cash and cash equivalents - end of period	$32,423

Supplemental disclosure of cash flow information:
Cash paid for interest	$198,214

See accompanying notes to unaudited financial statements.

BOZHOU XINGHE PHARMACEUTICAL CO., LTD
STATEMENT OF SHAREHOLDERS' EQUITY

			Accumulated
			other	Total
	Paid-in	Retained	comprehensive	shareholders'
	capital	earnings	income	equity

Balance, January 1, 2010	$2,901,871	$-	$-	$2,901,871
Net loss	-	(158,088)	-	(158,088)
Foreign currency translation adjustments	-	-	98,615	98,615
Balance, December 31, 2010	2,901,871	(158,088)	98,615	2,842,398
Net income	-	1,378,276	-	1,378,276
Foreign currency translation adjustments	-	-	72,710	72,710
Balance, June 30, 2011	$2,901,871	$1,220,188	$171,325	$4,293,384

See accompanying notes to unaudited financial statements.

BOZHOU XINGHE PHARMACEUTICAL CO., LTD
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2011

Note 1 -Organization

Bozhou Xinghe Pharmaceutical Co., Ltd. ("Bozhou Xinghe" or the “Company”) was incorporated on April 16, 2009 under the laws of the People’s Republic of China (the “PRC”) and located in Bozhou City, Anhui Province. Bozhou Xinghe is a Good Manufacturing Practice (“GMP”) certified, Traditional Chinese Medicine (“TCM”) herb processing manufacturer and mainly conducts TCM herbal pieces processing business. Bozhou Xinghe commenced operations on October 1, 2010.

Note 2 -Summary of Significant Accounting Policies

Basis of Presentation

The financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP").  U.S. GAAP requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Estimates and assumptions principally relate to services performed by third parties but not yet invoiced, estimates of the fair value and forfeiture rates of stock options issued to employees and consultants, and estimates of the probability and potential magnitude of contingent liabilities. Actual results could differ from those estimates.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin 104. Sales revenue is recognized when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable and (iv) the ability to collect is reasonably assured. These criteria are generally satisfied at the time of shipment when risk of loss and title passes to the customer. Revenues are recorded net of value-added taxes.

Recently issued Accounting Pronouncements

In December 2010, the Financial Accounting Standards Board (“FASB”) issued guidance which modifies Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In reviewing that determination, an entity must consider whether there are any adverse qualitative factors indicating impairment may exist. This guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2010. This guidance is therefore effective for the Company’s fiscal year ending December 31, 2011.  In May 2011, FASB issued revised guidance on the "Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS." The revised guidance specifies how to measure fair value and improve the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. GAAP and International Financial Reporting Standards (“IFRS”), not requiring additional fair value measurements and not intending to establish valuation standards or affect valuation practices outside of financial reporting. The revised guidance is effective to all reporting entities that are required or permitted to measure or disclose the fair value of an asset, a liability or an instrument classified in a reporting entity's shareholders' equity in the financial statements during interim and annual periods beginning after December 15, 2011. The Company has not early adopted the new guidance and is currently evaluating the impact on its financial statements of adopting this guidance.

In June 2011, the FASB issued revised guidance on the "Presentation of Comprehensive Income."  The revised guidance requires an entity to present reclassification adjustments on the face of the financial statements from other comprehensive income to net income and eliminates one presentation option to present the components of other comprehensive income as part of the statement of changes in shareholders' equity. The revised guidance states that an entity has the option to present the total of comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In a single continuous statement, the entity is required to present the components of net income and total net income, the components of other comprehensive income and a total for other comprehensive income, along with the total of comprehensive income in that statement. In the two-statement approach, an entity is required to present components of net income and total net income in the statement of net income. The statement of other comprehensive income should immediately follow the statement of net income and include the components of other comprehensive income and a total for other comprehensive income, along with a total for comprehensive income. The revised guidance should be applied retrospectively and effective for interim or annual periods beginning after December 15, 2011. The Company has not early adopted the new guidance and is currently evaluating the impact on its financial statements of adopting this guidance.

Foreign Currency Translation

The Company’s functional currency is the Renminbi (“RMB”). The unaudited condensed financial statements of the Company are translated from RMB into US$.  Accordingly, all assets and liabilities are translated at the exchange rates prevailing at the balance sheet dates, all income and expenditure items are translated at the average rates for each of the periods and equity accounts, except for retained earnings, are translated at the rate at the transaction date. Retained earnings reflect the cumulative net income (loss) translated at the average rates for the respective periods since inception less dividends translated at the rate at the transaction date.

RMB is not a fully convertible currency. All foreign exchange transactions involving RMB must take place either through the People's Bank of China (the "PBOC") or other institutions authorized to buy and sell foreign exchange.  The exchange rates adopted for the foreign exchange transactions are the rates of exchange quoted by the PBOC, which are determined largely by supply and demand.  Translation of amounts from RMB into US$ has been made at the following exchange rates for the respective periods:

Six Months Ended June 30,
2011
Assets and liabilities	1 US $:6.46350 RMB
Statement of income	1 US $:6.53991 RMB

The resulting translation adjustments are recorded as other comprehensive income in the unaudited condensed statement of income and comprehensive income and as a separate component of shareholders’ equity.

Note 3 – Inventory

The inventories consist of the following:

	June 30, 2011	December 31, 2010
Raw materials (1)	$458,973	$1,513
Work-in-progress (2)	2,900	3,475
Finished goods (3)	87,482	1,797
Total	$549,355	$6,785

There is no allowance as of June 30, 2011 and December 31, 2010.

(1)	Raw materials include the herbal material that will be processed.
(2)	Work-in-progress includes the packing materials.
(3)	Finished goods only consist of processed herbal pieces.

Note 4 - Property, Plant and Equipment

As of June 30, 2011 and December 31, 2010, Property, Plant and Equipment consists of the following:

	June 30, 2011	December 31, 2010
Property, plant and equipment:
Buildings and improvements	$6,044,011	$5,926,382
Machinery and equipment	2,277,487	2,233,162
Vehicles	67,271	65,962
Less: Accumulated depreciation	(410,075)	(117,822)
Property, plant and equipment, net	$7,978,694	$8,107,684

The depreciation expenses of the property, plant and equipment totaled $286,528 for the six months ended June 30, 2011.

Note 5 - Land Use Right

Land use right represents the cost of right to use land in the PRC. Land use right is carried at cost and charged to expense on a straight-line basis over a period of the right of 50 years from April 23, 2009 to April 22, 2059.

	June 30, 2011	December 31, 2010
Land use right:	$702,852	$689,174
Less: Accumulated depreciation and amortization	(31,628)	(24,121)
Land use right, net	$671,224	$665,053

The amortization expense of the land use right totaled $6,946 for the six months ended June 30, 2011.

Note 6 - Government Subsidy

In 2011, Bozhou Xinghe was granted a subsidy of RMB 230,000 (approximately US$35,169) by the Development and Reform Commission and Ministry of Finance of Anhui Province, which was recognized as other income.

Note 7 - Loans

Short-Term Loans

Short-term loans as of June 30, 2011 and December 31, 2010 consist of the following:

Date obtained	Term	Interest	Loan amount	Payment	Bank	June 30, 2011	December 31, 2010
8-30-10	August 30, 2010-August 29, 2011	6.96%	1,061,927 (RMB 7,000,000)	Interest payable monthly, principle due at maturity	Huishang Bank, Bozhou Branch	$1,083,005	$1,061,927
7-23-10	July 23, 2010-May 17, 2011	5.31%	910,223 (RMB 6,000,000)	Interest payable monthly, principle due at maturity	Agricultural Development Bank of China, Bozhou Branch		$910,223
5-26-10	May 26, 2010-May 25, 2011	5.31%	1,213,631 (RMB 8,000,000)	Interest payable monthly, principle due at maturity	Agricultural Development Bank of China, Bozhou Branch		$1,213,631
5-13-11	May 13, 2011-May 11, 2012	6.31%	928,290 (RMB 6,000,000)	Interest payable monthly, principle due at maturity	Agricultural Development Bank of China, Bozhou Branch	$928,290
5-23-11	May 23, 2011-May 22, 2012	6.31%	773,575 (RMB 5,000,000)	Interest payable monthly, principle due at maturity	Agricultural Development Bank of China, Bozhou Branch	$773,575
9-6-11	June 9, 2011-June 8, 2012	6.31%	618,860 (RMB 4,000,000)	Interest payable monthly, principle due at maturity	Agricultural Development Bank of China, Bozhou Branch	$618,860
5-18-11	May 18, 2011-May 12, 2012	8.20%	270,751 (RMB 1,750,000)	Interest payable monthly, principle due at maturity	Minsheng Bank, Hefei Branch	$270,751
5-18-11	May 18, 2011-May 12, 2012	8.20%	966,968 (RMB 6,250,000)	Interest payable monthly, principle due at maturity	Minsheng Bank, Hefei Branch	$966,968
			Total			$4,641,448	$3,185,781

Long-Term Loans

During 2010, certain financial institutions in the PRC granted long-term bank loans totaling $3,053,384 to the Company primarily for general working capital purposes.  As of June 30, 2011 and December 31, 2010, the outstanding long-term bank loans totaled $2,475,439 and $3,034,077, respectively, as listed below:

Date obtained	Term	Interest	Loan amount	Payment	Bank	June 30, 2011	December 31, 2010
05/26/2010	May 26, 2010-August 13, 2012	5.40%	1,517,039 (RMB10,000,000)	Interest payable monthly, 40% of principle due at 2011.8.12 and 60% of principle due at 2012.8.13	Agricultural Development Bank of China, Bozhou Branch	$928,290	$1,517,039
05/26/2010	May 26, 2010-July 30, 2014	5.76%	1,517,039 (RMB10,000,000)	Interest payable monthly, 60% of principle due at 2013.7.30 and 40% of principle due at 2014.7.30	Agricultural Development Bank of China, Bozhou Branch	$1,547,149	$1,517,039
			Total			$2,475,439	$3,034,077

The total interest expense was $198,214 and nil for the six months ended June 30, 2011and 2010, respectively.

Note 8- Other Taxes Payable

Other taxes payable consists of the following:

	June 30, 2011	December 31, 2010
Value-added tax payable	42,492	20,696
City construction tax payable	2,975	1,524
Total other taxes payable	$45,467	$22,220

Note 9- Income Taxes

People’s Republic of China

The Company’s herbal pieces processing and extraction business is exempted from the PRC Enterprise Income Tax. The Company files stand-alone tax returns. The provision for income taxes for each of the periods ended June 30, 2011 and December 31, 2010 was nil.

Note 10- Related Party Transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions.  Parties are also considered to be related if they are subject to common control or common significant influence.

The following table sets forth the amounts due from and due to related parties as of June 30, 2011 and December 31, 2010.

Due from related party

Related Party	Relationship	June 30, 2011	December 31, 2010
Han Lingzhi	Officer	$-	$770,519

Due to related party

Related Party	Relationship	June 30, 2011	December 31, 2010
Han Lingzhi	Officer	$40,762	$-

The amounts due to related parties are unsecured, non-interest bearing and payable on demand. The Company has paid the remaining balance due to Ms. Han Lingzhi in July 2011.

Note 11- Concentrations

There were no vendors who accounted for greater than 10% of the Company’s total purchases for the six months ended June 30, 2011. Three vendors accounted for in aggregate approximately 48% of the Company’s outstanding accounts payable as of June 30, 2011.

Three customers accounted for in aggregate approximately 52% of the Company’s total sales for the six months ended June 30, 2011. Four customers accounted for in aggregate approximately 25% of the Company’s accounts receivable as of June 30, 2011.

Note 12- Subsequent Event

The Company has evaluated all events or transactions that occurred from July 1, 2011 to the issuance of these statements on October 24, 2011.  The Company has recognized the material subsequent events during this period as below:

On July 4, 2011, the Company and its shareholders entered into a merger and acquisition agreement (the “Merger and Acquisition Agreement”) with Shandong Global Pharm Co., Ltd (“Shandong Global”), a wholly owned subsidiary of Global Pharm Holdings Group, Inc. (“Global Pharm”). Pursuant to the Merger and Acquisition Agreement, the former shareholders of Bozhou Xinghe agreed to sell their equity interests in the Company to Shandong Global for consideration of RMB 20 million (approximately $3.1 million) in cash, to be paid in full within 15 days after the transfer of Bozhou Xinghe’s business license to Shandong Global with an effective date of July 1, 2011. On July 5, 2011, Shandong Global entered into a supplemental agreement to the Merger and Acquisition Agreement (the “Supplemental Agreement”) with the former shareholders and Bozhou Xinghe. On July 5, 2011, Global Pharm obtained the new business license of Bozhou Xinghe and completed the acquisition. After the completion of the acquisition, Bozhou Xinghe became an indirect wholly owned subsidiary of Global Pharm. Pursuant to the Supplemental Agreement, on July 1, 2011, Shandong Global obtained the management right and operating right of Bozhou Xinghe. Under the Supplemental Agreement, Shandong Global will only acquire the fixed assets, intangible assets (including land use right and GMP certificate, etc.), bank borrowings and registered capital of Bozhou Xinghe as of July 1, 2011, while the former shareholders of Bozhou Xinghe will be entitled to its bank deposits, accounts receivable, prepayments and other current assets, accounts payable, tax payable and other current liabilities, and intangible assets including customer relationships and sales network. Further, pursuant to the Supplemental Agreement, Shandong Global will pay to the former shareholders an additional amount of RMB 10 million (approximately $1.5 million) within nine months from July 1, 2011, as further compensation for the acquisition of Bozhou Xinghe.

On August 8, 2011 and September 6, 2011, Global Pharm paid RMB 10 million (approximately $1.5 million) and RMB 10 million (approximately $1.5 million), respectively, to the former shareholders of Bozhou Xinghe. Global Pharm will pay the remaining balance of RMB 10 million (approximately $1.5 million) to the former shareholders prior to April 1, 2012. As of September 30, 2011, outstanding short-term loans as of June 30, 2011 amounting to $1,083,005 (RMB 7,000,000) have been paid off on August 31, 2011 by the Company.

As a result of the acquisition, Shandong Global has determined the building acquired from the Company has a carrying value greater than its fair value. Therefore, Shandong Global has recorded the building on its books at fair value. The Company, however, did not identify any impairment at December 31, 2010 and has not adjusted the value of the building.

Unaudited Pro Forma Condensed Balance Sheets
As of June 30, 2011

	Bozhou Xinghe	Global Pharm
	Co. Ltd	Holdings Group. Inc		Pro Forma	Pro Forma
	Balance Sheet	Balance Sheet		Adjustments	Balance Sheet
	06/30/11	06/30/11	AJE #	06/30/11	06/30/11
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$32,423	$9,144,834	2	$(32,423)	$9,144,834
Accounts receivable	1,204,785	24,918,594	2	(1,204,785)	24,918,594
Inventories	549,355	18,980,396	2	(549,355)	18,980,396
Restricted cash	-	1,213,714			1,213,714
Other current assets	2,271,705	1,978,407	2	(2,271,705)	1,978,407
Total current assets	4,058,268	56,235,945		(4,058,268)	56,235,945
Property, plant and equipment, net	7,978,694	676,529	1	(990,553)	7,664,670
Land use right, net	671,224	-	1	31,182	702,406
Intangible assets, net	-	297,874	3	1,359,944	1,657,818
Investment in Bozhou Xinghe	-	4,641,448	3	(4,641,448)	-
Goodwill	-	374,143	3	2,707,976	3,082,119
Total assets	12,708,186	62,225,939		(5,591,167)	69,342,958

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short term loan	4,641,448	464,145			5,105,593
Bank acceptance	-	1,528,560			1,528,560
Accounts payable and accrued expenses	1,211,686	22,023,372	2	(1,211,686)	22,023,372
Income and other taxes payable	45,467	2,076,102	2	(45,467)	2,076,102
Due to related parties	40,762	8,454,777	2	(40,762)	8,454,777
Total current liabilities	5,939,363	34,546,956		(1,297,915)	39,188,404
Long term loan	2,475,439	-			2,475,439
Total liabilities	8,414,802	34,546,956		(1,297,915)	41,663,843

Stockholders' equity
Common stock, par value, $0.001 per share, 100,000,000 sharesauthorized; 26,000,000 shares issued and outstanding as of June 30, 2011	-	26,000			26,000
Paid in capital	2,901,871	-	3	(2,901,871)	-
Additional paid-in capital	-	9,200,623	3	132	9,200,755
Statutory surplus reserves	-	1,310,701			1,310,701
Retained earnings	1,220,188	15,764,962	1,2,3	(1,220,188)	15,764,962
Accumulated other comprehensive income	171,325	1,032,115	3	(171,325)	1,032,115
Total shareholders' equity (deficit) - Bozhou Xinghe and Global Pharm Holdings Group, Inc.	4,293,384	27,334,401		(4,293,252)	27,334,533
Noncontrolling interest	-	344,582			344,582
Total stockholders' equity	4,293,384	27,678,983		(4,293,252)	27,679,115
Total liabilities and stockholders' equity	$12,708,186	$62,225,939		$(5,591,167)	$69,342,958

	Debit	Credit
AJE 1
Property, plant and equipment net		990,553
Land use right	31,182
Retained earning	959,371
To record the fair value adjustments at the acquisition date

AJE 2
Cash and cash equivalents		32,423
Accounts receivable		1,204,785
Inventories		549,355
Other current assets		2,271,705
Accounts payable and accrued expenses	1,211,686
Income and other taxes payable	45,467
Due to related parties	40,762
Retained earning	2,760,353
To record the acquisition of Bozhou Xinghe pursuant to Merger and Acquisition Agreement

AJE 3
Investment in Bozhou Xinghe		4,641,448
Retained earning		2,499,536
Additional paid in capital		132
Paid in capital	2,901,871
Accumulated other comprehensive income	171,325
GMP certificate	1,359,944
Goodwill	2,707,976
To record purchase price allocation and eliminate investment

Unaudited Pro Forma Condensed Statements of Income
For the Year ended December 31, 2010 and the Six Months Ended June 30, 2011

	Bozhou Xinghe		Global Pharm
	Co. Ltd		Holdings Group. Inc.			Pro Forma		Pro Forma
	Income Statements		Income Statements			Adjustments		Income Statements
	For the twelve months ended December 31, 2010	For the six months ended June 30, 2011	For the twelve months ended December 31, 2010	For the six months ended June 30, 2011	AJE	For the twelve months ended December 31, 2010	For the six months ended June 30, 2011	For the twelve months ended December 31, 2010	For the six months ended June 30, 2011

Revenue	808,984	7,167,487	140,342,778	87,490,081		-	-	141,151,761	94,657,568
Income from continuing operations	(109,410)	1,552,737	15,919,038	12,138,128	1	(148,569)	(112,846)	15,661,059	13,578,019
Net income	(158,088)	1,378,276	11,152,142	9,217,203	1	(148,569)	(112,846)	10,845,485	10,482,633
Net income attributable to the Company	(158,088)	1,378,276	11,152,142	9,218,556	1	(148,569)	(112,846)	10,845,485	10,483,986
Income per share			0.51	0.35				0.50	0.40
Basic and diluted weighted average shares			21,780,718	26,000,000				21,780,718	26,000,000

AJE 1	2010	2011
Depreciation expenses	(148,569)	112,846
Accumulated depreciation expenses	(148,569)	112,846

To adjust the depreciation expenses according to the fair value adjustments at the acquisition date and to record amortization expenses for identible intangible assets

Notes to Unduaited Pro Forma Condensed Financial Statements

Note 1 – BASIS OF PRESENTATION

On July 4, 2011, Bozhou Xinghe Pharmaceutical Co., Ltd. (the “Company”) and its shareholders entered into a merger and acquisition agreement (the “Merger and Acquisition Agreement”) with Shandong Global Pharm Co., Ltd (“Shandong Global”), a wholly owned subsidiary of Global Pharm Holdings Group, Inc. (“Global Pharm”). Pursuant to the Merger and Acquisition Agreement, the former shareholders of Bozhou Xinghe agreed to sell their equity interests in the Company to Shandong Global for consideration of RMB 20 million (approximately $3.1 million) in cash, to be paid in full within 15 days after the transfer of Bozhou Xinghe’s business license to Shandong Global. On July 5, 2011, Shandong Global entered into a supplemental agreement to the Merger and Acquisition Agreement (the “Supplemental Agreement”) with the former shareholders and Bozhou Xinghe. On July 5, 2011, Global Pharm obtained the new business license of Bozhou Xinghe and completed the acquisition. After the completion of the acquisition, Bozhou Xinghe became an indirect wholly owned subsidiary of Global Pharm. Pursuant to the Supplemental Agreement, on July 1, 2011, Shandong Global obtained the management right and operating right of Bozhou Xinghe. Under the Supplemental Agreement, Shandong Global will only acquire the fixed assets, intangible assets (including land use right and GMP certificate, etc.), bank borrowings and registered capital of Bozhou Xinghe as of July 1, 2011, while the former shareholders of Bozhou Xinghe will be entitled to its bank deposits, accounts receivables, prepayments and other current assets, accounts payable, tax payable and other current liabilities, and intangible assets including customer relationships and sales network. Further, pursuant to the Supplemental Agreement, Shandong Global will pay to the former shareholders an additional amount of RMB 10 million (approximately $1.5 million) within nine months from July 1, 2011, as further compensation for the acquisition of Bozhou Xinghe.

These pro forma condensed financial statements are prepared assuming the above transaction occurred on December 31, 2010 (as to the balance sheets) and on January 1, 2010 (as to the income statements).

Audited and unaudited financial statements of the Company and Global Pharm have been used in the preparation of these pro forma consolidated financial statements. These pro forma consolidated financial statements should be read in conjunction with the historical financial statements of Global Pharm and the Company.